Exhibit 16.1

                       TOURVILLE, SIMPSON & CASKEY, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              POST OFFICE BOX 1769
                         COLUMBIA, SOUTH CAROLINA 29202

                            TELEPHONE (803) 252-3000
                               FAX (803) 252-2226

WILLIAM E. TOURVILLE, CPA                                  MEMBER AICPA SEC AND
HARRIET S. SIMPSON, CPA, CISA, CDP                            PRIVATE COMPANIES
R. JASON CASKEY, CPA                                          PRACTICE SECTIONS
   ---------------
TIMOTHY R. ALFORD, CPA
W. CLAYTON HESLOP, CPA
TIMOTHY S. VOGEL, CPA


January 23, 2003


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the statements contained in Item 4 of Amendment No. 1 to the Form 8-K/A of Tidelands Bancshares, Inc. dated January 23, 2003.

During the Company's most recent period ended June 30, 2002, and the subsequent interim period through January 2, 2003, there were no disagreements between the Company and TSC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of TSC, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Very Truly Yours,


/s/ Tourville, Simpson and Caskey, LLP
Tourville, Simpson and Caskey, LLP